EXHIBIT 5.1

                                January 21, 1997



Sentry Technology Corporation
350 Wireless Blvd.
Hauppauge, NY 11788

                  Re:      Sentry Technology Corporation
                           Registration Statement on Form S-4


Ladies and Gentlemen:

                  We have acted as counsel to Sentry Technology Corporation , a Delaware Corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement of Form S-4 (the "Registration Statement") for the registration of up to 9,643,685 shares of Common Stock, par value $.001 per share and 4,801,723 shares of Preferred Stock, par value $.001 per share (together, the "Shares"), of the Company under the Securities Act of 1933, as amended (the "Act"). All of the Shares will be issued by the Company to the existing shareholders of Video Sentry Corporation ("Video") and the existing stockholders of Knogo North America Inc. ("Knogo"), as applicable, as consideration for such shareholders' Video common stock and Knogo common stock, pursuant to a plan of reorganization and merger among the parties (the "Merger"). As such counsel, we have been requested to render this opinion.

                  For the purpose of rendering the opinion set forth herein, we have examined and reviewed such documents, records and matters of law as we have deemed necessary or advisable for purposes of expressing the opinion contained herein.

                  With respect to the foregoing, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice. In rendering our opinion set forth below, we have relied as to factual matters upon information obtained


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Sentry Technology Corporation
January 21, 1997
Page 2


from the Company, its officers and representatives and public officials.

                  We express no opinion as to matters governed by laws of any jurisdiction other than the General Corporation Law of the State of Delaware.


                  Based upon and subject to the foregoing, and after consideration of such legal matters and questions as we have deemed relevant, and subject to the additional qualifications, limitations and exceptions set forth above, we are of the opinion that the Shares to be issued in connection with the merger of (i) Video with Viking Merger Corp. and (ii) Knogo with Strip Merger Corp. will be duly authorized and, upon the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Minnesota, will, when issued as contemplated by the Registration Statement, be validly issued, fully paid and nonassessable.


                  We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter. This opinion letter may not be relied upon by any other person or entity and may not be circulated, quoted, or cited in whole or in part, without our express prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Dewey Ballantine